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                                                                  EXHIBIT 5.1



                               February 20, 1997



(714) 451-3800                                                  C 42273-00001


I-Flow Corporation
2532 White Road
Irvine, CA 92614

        Re:     Registration Statement on Form S-3 for
                4,784,993 Shares of Common Stock

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (Registration No. 333-21493) filed by I-Flow Corporation, a California corporation, with the Securities and Exchange Commission on February 10, 1997 and Pre-Effective Amendment No. 1 thereto (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 4,784,993 shares of the Company's Common Stock (the "Common Stock"), all of which are being offered by existing security, warrant and option holders of the Company, as identified in the Registration Statement (the "Selling Security Holders").

        As your counsel, we have examined the Company's Articles of Incorporation and Bylaws and the records of or certificates relating to certain corporate proceedings and actions taken by the Company in connection with the issuance of the Common Stock. Based upon the foregoing and in reliance thereon, it is our opinion that the shares of Common Stock that may be offered and sold by the Selling Security Holders pursuant to the Registration Statement have been (or upon the issuance thereof pursuant to and in accordance with the warrant instruments, preferred stock or option agreements governing the issuance thereof, will be) validly issued, fully paid and non-assessable.

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I-Flow Corporation
February 20, 1997
Page 2



        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement.


                                        Very truly yours,


                                        /s/ GIBSON, DUNN & CRUTCHER LLP
                                        --------------------------------------
                                        GIBSON, DUNN & CRUTCHER LLP

MWS/MDL/LRO/tq